Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES - OXLEY ACT OF 2002

In connection with the quarterly report of World Trophy Outfitters, Inc. (the "Company") on Form 10-Q for the period ended September 30, 2008, Mathew Evans hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes - Oxley Act of 2002, that to the best of his knowledge:

1.

The quarterly report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.

The information contained in the quarterly report fairly presents, in all material respects, the financial condition and results of operations of the Company.

October 20, 2008

/s/ Mathew Evans

    (Date)

Mathew Evans

Chief Executive Officer and Chief Financial Officer

(Principal Executive and Principal Financial and Accounting Officer)